UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 18, 2008/December 12, 2008

(Date of Report/Date of earliest event reported)

DOMTAR CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-33164	20-5901152
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

395 de Maisonneuve Blvd. West

Montreal, Quebec

Canada H3A 1L6

(Address and zip code of principal executive offices)

(514) 848-5555

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.05	Costs Associated With Exit or Disposal Activities

Domtar Corporation announced today the permanent closing of its Lebel-sur-Quévillon, Quebec sawmill and pulp mill.

The sawmill has been indefinitely idled since 2006 and at that time employed approximately 140 people. Domtar is permanently closing the sawmill in order to rationalize production in light of the decline in the demand for wood products resulting from adverse market conditions and housing starts in the United States coupled with the reduction of harvesting potential in Quebec, which, combined, have affected the company’s profitability.

Operations at the pulp mill were halted on November 24, 2005 due to unfavorable economic conditions. The pulp mill had an annual production capacity of 300,000 tonnes of softwood kraft pulp and employed approximately 425 employees. Domtar is permanently closing the pulp mill after all other solutions have been considered in the last three years and as the global pulp market now faces deteriorating conditions, therefore putting an end to any expectation to re-launch a profitable operation at the mill.

Costs in connection with the permanent closing of the sawmill are expected to be incurred in the fourth quarter of 2008 and result in aggregate pre-tax earnings charges of $4 million to $12 million, of which an estimated $1 million to $3 million are non cash charges relating to the write off of the carrying amounts of the sawmill’s equipment and inventory and an estimated $3 million to $9 million are pre-tax cash charges relating to severance and employee benefits.

Costs in connection with the permanent closing of the pulp mill are expected to be incurred in the fourth quarter of 2008 as well as during 2009 and result in aggregate pre-tax earnings charges of $2 million to $8 million. Pre-tax charges to fourth quarter 2008 earnings are estimated to be between $1 million and $5 million, all of which are non cash charges and relate to the write off of the carrying amounts of the pulp mill’s equipment. Aggregate pre-tax charges to 2009 earnings are estimated to be between $1 million and $3 million, all of which are expected to result in future cash disbursements relating to severance and employee benefits. In addition, the Company expects to incur cash expenditures of approximately $1 million to $3 million relating to severance and employee benefits with no impact on earnings.

The above amounts are expected to be incurred in Canadian dollars and were converted to U.S. dollars at a rate of 1.2058, the noon buying rate of the Federal Reserve Bank of New York on December 17, 2008. They are subject to future foreign exchange fluctuations.

Costs associated with exit activities are based on management’s best estimates. Although the Company does not anticipate significant changes, actual costs may differ from these estimates due to subsequent developments such as the results of new environmental studies, the ability to find a buyer for the assets as well as other business developments. As such, additional costs, further write-downs and impairment charges may be required in future periods.

The press releases of Domtar Corporation, dated December 18, 2008, are attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On December 17, 2008, the Board of Directors of the Company approved Mr. Raymond Royer’s retirement as President and Chief Executive Officer, effective as of December 31, 2008, subject to the commencement of Mr. John D. Williams’ employment with the Company as President and Chief Executive Officer as of January 1, 2009 . Mr. Royer will continue to serve as a director of the Company until the 2009 annual meeting of shareholders.

(c) As previously announced on October 2, 2008, Mr. Williams will become the Company’s President and Chief Executive Officer, effective as of January 1, 2009. In addition, as approved by the Board on December 17, 2008, subject to Mr. Williams’ commencement as President and Chief Executive Officer, the number of directors on the Company’s Board will be increased from 13 to 14 members and Mr. Williams will be appointed as a director of the Company as of January 1, 2009, to hold office until the next succeeding annual meeting of stockholders and until his successor shall have been duly elected and qualified, or until his earlier resignation or removal as a director of the Corporation, in the manner provided for in the Amended and Restated Certificate of Incorporation and the By-Laws of the Corporation.

(e) Adoption of Plans. On December 16, 2008 Domtar Corporation (“Domtar” or the “Corporation”) adopted documentation implementing two supplemental retirement plans applicable to certain of its officers and key employees, and on December 12, 2008 the Corporation amended certain supplemental retirement arrangements with certain of its other officers and key employees to bring them into compliance with recent tax law changes. These plans and arrangements are further described below.

DC SERP for Designated Executives of Domtar (the “DC SERP”). The DC SERP is a supplemental defined contribution plan intended to provide designated executives (other than those covered under an individual supplemental retirement arrangement or a grandfathered arrangement) with retirement benefits in excess of benefits that may be payable in accordance with the Domtar Pension Plan for Non-Negotiated Employees (for participants employed in Canada), or the Domtar U.S. Salaried Pension Plan or the Domtar U.S. Salaried 401(k) Plan (for participants employed in the U.S.). Daniel Buron, the Corporation’s Senior Vice-President and Chief Financial Officer, is the only named executive officer who participates in this plan. Contributions are entirely assumed by the Corporation. The plan is effective as of March 7, 2007.

Canadian executives are credited annually with an amount equal to 11% of earnings, reduced by the value of the benefit provided under the Domtar Pension Plan for Non-Negotiated Employees, calculated based on the assumption that the executive has elected to contribute to the defined contribution option of the plan at the maximum allowable rate. For U.S. executives, the earnings crediting percentage is the same as under the Domtar U.S. Salaried 401(k) Plan, applied without regard to applicable contribution limits and reduced by the employer contribution to the Domtar U.S. Salaried 401(k) Plan, calculated based on the assumption that the executive has elected to contribute to the Domtar U.S. Salaried 401(k) Plan at the maximum allowable rate. The participant’s account is credited with a notional market-based investment return.

Benefits are fully vested after 2 years of service in an eligible salary grade. A participant will continue to accrue benefits if he or she is considered “disabled” under the Domtar Pension Plan for Non-Negotiated Employees (for participants employed in Canada), or the Domtar U.S. Salaried Pension Plan or the Domtar U.S. Salaried 401(k) Plan (for participants employed in the U.S.). Benefits under the DC SERP will only be paid upon a disabled participant’s actual termination of employment. Upon death, retirement or termination of employment, the accumulated account balance is paid in a lump sum. A Canadian executive who retires after age 55 may elect to receive his or her benefits over a 10-year period.

DB SERP for Management Committee Members of Domtar (the “DB SERP”). The DB SERP is a supplemental defined benefit plan intended to provide executives who are members of the Corporation’s Management Committee (other than members of the Management Committee who are covered under an individual supplemental retirement arrangement) with retirement benefits in excess of benefits that may be payable in accordance with the Domtar Pension Plan for Non-Negotiated Employees (for participants employed in Canada) or the Domtar U.S. Salaried Pension Plan and the Domtar U.S. Salaried 401(k) Plan (for participants employed in the U.S.), and the DC SERP. The plan is effective as of March 7, 2007. Mr. Buron is the only named executive officer who participates in this plan.

The DB SERP provides for a monthly pension benefit equal to one twelfth of an amount equal to 2% of the executive’s best average earnings multiplied by the number of years of credited service as a member of the Management Committee. Benefits are subject to a maximum of 50% of the executive’s best average earnings and are offset by an amount based on the sum of the annual amount of the lifetime pension to which the executive is entitled under the Domtar Pension Plan for Non-Negotiated Employees (for participants employed in Canada) or the Domtar U.S. Salaried Pension Plan and the Domtar U.S. Salaried 401(k) Plan (for participants employed in the U.S.), and the participant’s benefit under the DC SERP. For Canadian executives, the portion of the offset attributable to the Domtar Pension Plan for Non-Negotiated Employees is determined based on the assumption that the executive has elected to contribute to the defined contribution option of the plan at the maximum allowable rate. For U.S. executives, the portion of the offset attributable to the Domtar U.S. Salaried 401(k) Plan is determined based on the assumption that the executive has elected to contribute to the Domtar U.S. Salaried 401(k) Plan at the maximum allowable rate. Normal retirement age is 65 under the DB SERP.

Executives may retire as early as age 55 and receive an unreduced pension at age 62 (age 60 for Mr. Buron, the Corporation’s Senior Vice-President and Chief Financial Officer), with a 0.5% reduction for each calendar month that early retirement precedes age 62 (a 0.25% reduction for each month that retirement precedes age 60 for Mr. Buron). Canadian executives may elect to defer commencement of the early retirement pension until age 65.

In the case of a Canadian executive, the pension is payable for life and guaranteed for a minimum of five years. Other forms of payment are available on an actuarially equivalent basis. For a U.S. executive, the present value of the benefits is paid in a lump sum.

Benefits are fully vested after 2 years of participation. If an executive dies before commencement of his pension payments, a single lump sum payment equal to the actuarial equivalent of the benefits to which he would have been entitled had his or her employment terminated for a reason other than death on the date of his death will be paid to his beneficiary or estate. A participant will continue to accrue credited service if he or she is considered “disabled” under the Domtar Pension Plan for Non-Negotiated Employees (for participants employed in Canada) or the Domtar U.S. Salaried Pension Plan and the Domtar U.S. Salaried 401(k) Plan (for participants employed in the U.S.). Benefits under the DB SERP will only be paid upon a disabled participant’s actual termination of employment.

Benefits for executives employed in Canada are generally funded when a participant is between age 60 and normal retirement age (currently age 65). Funding is maintained through retirement only if the participant actually retires at age 65 or above; otherwise, amounts set aside for the participant revert to the Corporation.

Upon his appointment as a member of the Management Committee in 2004, Daniel Buron, the Corporation’s Senior Vice-President and Chief Financial Officer, became a participant in the Supplementary Pension Plan for Senior Management Employees. Because benefits under the DB SERP are intended to replace the benefit accrued by Mr. Buron under that plan, Mr. Buron’s accrued pension under the DB SERP in respect of credited service up to March 7, 2007 will not be less than what Mr. Buron otherwise would have accrued under the Supplementary Pension Plan for Senior Management Employees based on earnings and Management Committee service up to that date.

Supplementary Pension Plan for Steven Barker (the “Barker SERP”). The Barker SERP is a supplemental defined benefit plan that is intended to provide Steven Barker, the Corporation’s Senior Vice-President – Marketing, with additional retirement benefits in excess of benefits that may be payable to him in accordance with the Domtar U.S. Salaried Pension Plan and the Domtar U.S. Salaried 401(k) Plan. The Barker SERP replaces a prior supplemental retirement arrangement between Domtar Inc. and Mr. Barker.

Upon retirement on or after the first day of the month coinciding with or immediately following his 65th birthday, Mr. Barker is entitled to a monthly pension benefit equal to one-twelfth of 50% of his annualized average earnings during the last 48 months of employment multiplied by a fraction, the numerator of which is equal to the number of completed years of continuous service or 15, whichever is less, and the denominator of which is 15. The benefit is offset by an amount determined based on the benefits payable under the Domtar U. S. Salaried Pension Plan and the Domtar U.S. Salaried 401(k) Plan, with the portion of the offset attributable to the Domtar U.S. Salaried 401(k) Plan determined based on the assumption that Mr. Barker has elected to contribute to that plan at the maximum allowable rate. As of the date of adoption of the Barker SERP, Mr. Barker had completed 14 full years of service, including 8 full years of service as an executive.

Upon retirement on or after reaching age 55 and completing at least 15 years of service, Mr. Barker is eligible to receive a monthly pension benefit equal to the normal retirement benefit, reduced by 1/3% for each calendar month between the early retirement date and Mr. Barker’s 62 nd birthday.

Upon a termination for a reason other than death prior to becoming eligible for an early retirement benefit, Mr. Barker is entitled to a monthly pension equal to the normal retirement benefit, multiplied by a percentage equal to 50% for five years of service, increased by 10% for each additional year of service up to a maximum of 100% for ten years of service, determined as of the date of termination. The benefit is payable from the first day of the month coinciding with or following Mr. Barker’s 65th birthday.

Mr. Barker’s SERP benefit will be paid in the form of 120 equal monthly installments that constitute the actuarial equivalent of the normal form of pension to which he would otherwise be entitled. Any installments that have not been paid at the time of his death will be paid to his surviving spouse or designated beneficiary.

The Barker SERP provides that Mr. Barker will continue to accrue credited service if he is considered “disabled” under the Domtar U.S. Salaried Pension Plan and the Domtar U.S. Salaried 401(k) Plan and continues, on that basis, to accrue credited service and pension credits under those plans.

Supplementary Pension Plan for Roger Brear (the “Brear SERP”). The Brear SERP is a supplemental defined benefit plan that is intended to provide Roger Brear, the Corporation’s Senior Vice-President, Southern Region Mills, with retirement benefits in excess of benefits that may be payable to him in accordance with the provisions of the Domtar U.S. Salaried Pension Plan, the Domtar U.S. Salaried 401(k) Plan and the Georgia-Pacific Corporation Salaried Employees Retirement Plan (a plan sponsored by a prior employer). The Brear SERP replaces a prior Officer Retirement Agreement between Domtar Inc. and Mr. Brear.

Upon retirement on or after the first day of the month coinciding with or immediately following his 65th birthday, Mr. Brear is entitled to a monthly pension benefit equal to one-twelfth of 50% of annualized average earnings during the last 48 months of employment. The benefit is offset by an amount determined based on benefits payable under the Georgia-Pacific Corporation Salaried Employees Retirement Plan, the Domtar U. S. Salaried Pension Plan and the Domtar U.S. Salaried 401(k) Plan. The portion of the offset attributable to the Domtar U.S. Salaried 401(k) Plan is determined based on the assumption that Mr. Brear has elected to contribute to the Domtar U.S. Salaried 401(k) Plan at the maximum allowable rate.

Upon retirement prior to the first day of the month coinciding with or immediately following his 65th birthday, Mr. Brear is entitled to a monthly pension benefit equal to the normal retirement benefit, reduced by 1/3% for each calendar month between the early retirement date and the date of Mr. Brear’s 62nd birthday. Mr. Brear is currently eligible for an early retirement benefit under the Brear SERP.

Mr. Brear’s SERP benefit will be paid in the form of 120 equal monthly installments that constitute the actuarial equivalent of the normal form of pension to which he would otherwise have been entitled. Any installments that have not been paid at the time of his death will be paid to his surviving spouse or designated beneficiary.

The Brear SERP provides that Mr. Brear will continue to accrue credited service if he is considered “disabled” under the Domtar U.S. Salaried Pension Plan and the Domtar U.S. Salaried 401(k) Plan and continues, on that basis, to accrue credited service and pension credits under those plans.

Mr. Brear is subject to certain non-competition, non-disclosure and non-solicitation covenants. Pension benefits are subject to compliance with these covenants.

ITEM 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 17, 2008, the board of directors of Domtar Corporation approved an amendment to the Company’s amended and restated by-laws to change the company’s fiscal year from a 52/53-week fiscal year ending on the Sunday closest to December 31 to a calendar year. The language of the amendments to Section 6.01 of the Company’s amended and restated by-laws is attached hereto as Exhibit 3.1.

This is not deemed a change in fiscal year for purposes of reporting subject to Rule 13a-10 or Rule 15d-10 of the Securities Exchange Act of 1934, as amended, as the new fiscal year commences within seven days of the prior fiscal year-end, and the new fiscal year commences with the end of the prior fiscal year. Accordingly, the company will not be filing a transition report; instead, the fiscal year 2008 will include the three-day transition period of December 29-31, 2008.

ITEM 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit 3.1:	Section 6.01 of the amended and restated by-laws of Domtar Corporation, as amended as of December 17, 2008.

Exhibit 99.1:	Press releases of Domtar Corporation, dated December 18, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMTAR CORPORATION (Registrant)

By:	/s/ Razvan L. Theodoru
Name: Razvan L. Theodoru Title: Vice-President and Secretary

Date: December 18, 2008

Exhibit Index

Exhibit No.	Exhibit

3.1	Section 6.01 of the amended and restated by-laws of Domtar Corporation, as amended as of December 17, 2008.

99.1	Press releases of Domtar Corporation, dated December 18, 2008.

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